Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP of Finance/Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Energy Partners, L.P., Reports 2005 Third Quarter Results

DENVER—November 9, 2005—MarkWest Energy Partners, L.P. (AMEX: MWE) today reported net income of $0.6 million for the three months ended September 30, 2005, or $0.01 per diluted limited partner unit, compared to net income of $0.7 million, or $0.10 per diluted limited partner unit, for the third quarter of 2004.

On October 26, 2005, the board of directors of the general partner of MarkWest Energy Partners, L.P., declared the Partnership’s quarterly cash distribution of $0.82 per unit for the third quarter of 2005.  This is an increase of $0.02 per unit over the previous quarter’s distribution.  The second quarter distribution is payable November 14, 2005 to unitholders of record on November 8, 2005.

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (DCF). For the three months ended September 30, 2005, DCF was $10.7 million, compared to $10.3 million for the three months ended September 30, 2004.  A reconciliation of DCF to our most directly comparable GAAP financial measure, net income, is provided at the end of this press release.

The change in third quarter net income, compared to the same period for 2004, was primarily attributed to:

•                  The addition of our East Texas assets.  We acquired these assets in late July 2004 and have experienced growth in gathering system volumes from 246,600 Mcf/d in the third quarter of 2004 to 330,000 Mcf/d in the third quarter of 2005.

•                  Increased gathering volumes on our Appleby and Western Oklahoma systems compared to the prior year.

•                  Higher NGL and gas prices on our equity gallons and volumes.

These items were offset by the following:

•                  Expenses incurred in our testing and repair program on the Appalachian Liquids Pipeline System (ALPS), as well as additional trucking costs for moving product while the line is out of service.

•                  Increased selling, general and administrative expense related to ongoing audit and compliance requirements, continued growth of the Partnership and increased GP compensation expense.

•                  The impact of Hurricanes Katrina and Rita on our 50% owned Starfish Pipeline Company, which incurred a $1.0 million loss for the quarter.  In addition to the decrease in system throughput resulting from the storms, a charge for damages has been provided.  Hurricane

Rita also negatively affected our East Texas assets for a short time due to significantly reduced Gulf Coast fractionation capacity in the immediate aftermath of the storm.

•                  Reduced throughput volumes on our systems in Michigan due to the expected decline in oil and natural gas production.

•                  Higher interest expense related to increased borrowing to fund acquisitions, offset by a reduction in amortization of deferred financing costs.

Costs related to bringing the ALPS pipeline back on line, in addition to additional costs incurred because the pipeline was down, were $2.3 million in the third quarter.

Third quarter results also include an approximate $0.5 million non-cash charge associated with compensation expense from the Participation Plan, whereby compensation expense is allocated to the Partnership from its parent company, MarkWest Hydrocarbon, Inc. for the sale of interests in the Partnership’s general partner to certain of its employees and directors.  This represents a $0.1 million increase over the third quarter of 2004.

“Our third quarter results reflect solid year-over-year financial improvement due primarily to our recent acquisitions and internal growth projects,” said Frank Semple, President and CEO.  “Even though we experienced negative impact from the hurricanes, the completion of our ALPS pipeline repairs and ongoing expenses associated with audit and compliance requirements, we remain on track for another very strong year of expansion and growth.  The impact of Hurricanes Katrina and Rita on our Gulf Coast and Southwest Business Units operations was obviously disappointing; however, the necessary repairs are progressing well and we expect the financial performance to return to more normal levels in the first quarter of 2006.   We are also very pleased with the closing of the Javelina acquisition, which will add significant earnings and cash flow diversity beginning in the fourth quarter of 2005.  Our East Texas and Western Oklahoma assets continue to perform well and we are still on track to begin operation of our Carthage processing plant on January 1, 2006.  We continue to deploy significant growth capital for expansions to our systems in Texas and Oklahoma, primarily in support of the aggressive drilling programs by our producer customers. All in all I am very pleased with our overall progress and continued growth potential.”

###

MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Annual Report on Form 10-K for the current year, as filed with the SEC.

MarkWest Energy Partners, L.P.

Financial Statistics

(in thousands of dollars, except per unit amounts)

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Statement of Operations Data
Revenues	$130,568	$77,842	$323,165	$207,326

Operating expenses:
Purchased product costs	98,874	51,716	233,521	148,940
Facility expenses	12,514	8,497	33,205	21,113
Selling, general and administrative expenses	5,322	4,323	16,487	9,346
Depreciation, amortization and accretion	6,986	5,620	20,097	12,134
Total operating expenses	123,696	70,156	303,310	191,533

Income from operations	6,872	7,686	19,855	15,793

Other income (expense):
Earnings (loss) from unconsolidated affiliates	(999)	(32)	(9)	(49)
Interest income	80	13	210	34
Interest expense	(4,950)	(3,715)	(13,182)	(5,759)
Amortization of deferred financing costs	(496)	(3,056)	(1,468)	(3,679)
Miscellaneous income (expense)	95	(181)	132	(202)

Net income	$602	$715	$5,538	$6,138

General partner’s interest in net income	$523	$(87)	$728	$147
Limited partners’ interest in net income	$79	$802	$4,810	$5,991
Basic net income per limited partner unit	$0.01	$0.10	$0.45	$0.82
Diluted net income per limited partner unit	$0.01	$0.10	$0.45	$0.82
Weighted average units outstanding:
Basic	10,643	8,163	10,642	7,315
Diluted	10,680	8,183	10,676	7,340

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$9,877	$7,853	$25,631	$22,934
Investing activities	$(17,784)	$(246,094)	$(91,834)	$(255,864)
Financing activities	$5,749	$241,796	$51,985	$236,603

Other Financial Data
Distributable cash flow	$10,953	$10,343	$30,927	$22,777

	September 30, 2005	December 31, 2004
Balance Sheet Data
Working capital	$2,092	$10,547
Total assets	$598,819	$529,422
Total debt	$310,500	$225,000
Partners’ capital	$220,416	$241,142
Total debt to total book capitalization	58%	48%

MarkWest Energy Partners, L.P.

Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Operating Data:
Southwest:
East Texas (1)
Gathering systems throughput (Mcf/d)	330,000	246,600	313,000	246,600
NGL product sales (gallons)	38,362,000	12,268,000	88,958,000	12,268,000

Oklahoma
Foss Lake gathering systems throughput (Mcf/d)	81,000	63,300	73,000	60,700
Arapaho NGL product sales (gallons)	14,506,000	12,174,000	46,180,000	28,686,000

Other
Appleby gathering systems throughput (Mcf/d)	38,000	24,500	33,000	23,300
Other gathering systems throughput (Mcf/d)	16,000	15,500	16,000	17,700
Lateral throughput volumes (Mcf/d) (2)	126,000	97,200	90,000	83,100

Appalachia:
Natural gas processed for a fee (Mcf/d) (3)	188,000	196,000	197,000	201,000
NGLs fractionated for a fee (Gal/day)	396,000	489,000	426,000	474,000
NGL product sales (gallons)	10,132,000	10,710,000	31,051,000	32,638,000

Michigan:
Natural gas processed for a fee (Mcf/d)	6,500	12,300	6,700	12,800
NGL product sales (gallons)	1,391,000	2,453,000	4,447,000	7,557,000
Crude oil transported for a fee (Bbl/d)	14,100	15,100	14,100	14,800

(1)          We acquired our East Texas System in late July 2004.

(2)          We acquired our Lubbock pipeline (a/k/a the Power-tex Lateral Pipeline) in September 2003 and our Hobbs lateral pipeline in April 2004.  The Lubbock and Hobbs pipelines are the only laterals we own that produce revenue on a per-unit-of-throughput basis.  We receive a flat fee from our other lateral pipelines and, consequently, the throughput data from these lateral pipelines is excluded from this statistic.

(3)          Includes throughput from our Kenova, Cobb, and Boldman processing plants.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands of dollars)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Total
Three months ended September 30, 2005
Revenue	$25,610	$55,534	$29,961	$16,386	$3,077	$130,568

Segment operating expenses:
Purchased product costs	12,658	49,997	25,439	10,069	711	98,874
Facility expenses	2,602	1,375	1,311	5,783	1,443	12,514
Depreciation, amortization and accretion	3,425	699	904	788	1,170	6,986
Total segment operating expenses	18,685	52,071	27,654	16,640	3,324	118,374

Segment operating income (loss)	$6,925	$3,463	$2,307	$(254)	$(247)	$12,194

Three Months Ended September 30, 2004
Revenue	$8,008	$34,404	$15,747	$15,685	$3,998	$77,842

Segment operating expenses:
Purchased product costs	954	29,210	12,608	7,869	1,075	51,716
Facility expenses	1,366	1,187	982	3,462	1,500	8,497
Depreciation and amortization	1,931	521	878	977	1,313	5,620
Total segment operating expenses	4,251	30,918	14,849	12,308	3,888	65,833

Segment operating income	$3,757	$3,486	$1,909	$3,377	$110	$12,009

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004

Reconciliation of Segment Operating Income to Net Income
Total segment operating income	$12,194	$12,009
Selling, general and administrative expenses	(5,322)	(4,323)
Income from operations	6,872	7,686
Loss from unconsolidated affiliates	(999)	(32)
Interest income	80	13
Interest expense	(4,950)	(3,702)
Amortization of deferred financing costs (a component of interest expense)	(496)	(3,715)
Miscellaneous income (expense)	95	(181)
Net income	$602	$715

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands of dollars)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Total
Nine months ended September 30, 2005
Revenue	$59,340	$136,128	$70,357	$47,901	$9,439	$323,165

Segment operating expenses:
Purchased product costs	22,772	121,319	59,153	27,982	2,295	233,521
Facility expenses	7,668	3,449	3,273	14,653	4,162	33,205
Depreciation, amortization and accretion	9,719	1,781	2,669	2,434	3,494	20,097
Total segment operating expenses	40,159	126,549	65,095	45,069	9,951	286,823

Segment operating income (loss)	$19,181	$9,579	$5,262	$2,832	$(512)	$36,342

Nine Months Ended September 30, 2004
Revenue	$8,008	$94,144	$49,021	$44,605	$11,548	$207,326

Segment operating expenses:
Purchased product costs	954	84,593	38,796	21,701	2,896	148,940
Facility expenses	1,366	2,643	2,800	9,832	4,472	21,113
Depreciation and amortization	1,931	1,534	2,473	2,765	3,431	12,134
Total segment operating expenses	4,251	88,770	44,069	34,298	10,799	182,187

Segment operating income	$3,757	$5,374	$4,952	$10,307	$749	$25,139

	Nine months Ended September 30, 2005	Nine Months Ended September 30, 2004

Reconciliation of Segment Operating Income to Net Income
Total segment operating income	$36,342	$25,139
Selling, general and administrative expenses	(16,487)	(9,346)
Income from operations	19,855	15,793
Loss from unconsolidated affiliates	(9)	(49)
Interest income	210	34
Interest expense	(13,182)	(5,759)
Amortization of deferred financing costs (a component of interest expense)	(1,468)	(3,679)
Miscellaneous income (expense)	132	(202)
Net income	$5,538	$6,138

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004

Net income	$602	$715	$5,538	$6,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	6,986	5,620	20,097	12,134
Amortization of deferred financing costs	496	3,056	1,468	3,679
Distributions in excess of earnings from unconsolidated affiliates	2,209	—	1,858	—
Non-cash compensation expense	754	824	3,188	1,444
Other	(94)	224	(180)	234
Cash flow from operations prior to changes in working capital	10,953	10,439	31,969	23,629
Plus:
Third party costs incurred as part of credit facility amendments(a)	—	143	—	143
Less:
Sustaining capital expenditures	280	(239)	(1,322)	(995)
Distributable cash flow (b)	$10,673	$10,343	$30,647	$22,777

Sustaining capital expenditures	$280	$239	$1,322	$995
Expansion capital expenditures	17,646	6,598	48,861	12,848
Total capital expenditures	$17,926	$6,837	$50,183	$13,843

Distributable cash flow (b)	$10,673	$10,343	$30,647	$22,777
Plus:
Sustaining capital expenditures	280	239	1,322	995
Less:
Third party costs incurred as part of credit facility amendments	—	(143)	—	(143)
Changes in operating assets and liabilities:
Increase in receivables	(19,303)	(6,305)	(11,467)	(12,603)
Increase (decrease) in receivables from affiliates	(1,663)	(2,948)	1,767	(4,184)
(Increase) decrease in inventories	(715)	79	(494)	915
(Increase) decrease in other current assets	(85)	73	(109)	120
Increase in accounts payable, accrued liabilities and other liabilities	23,421	4,766	7,745	12,053
Increase (decrease) in payables to affiliates	(2,731)	1,749	(3,780)	3,004
Net cash provided by operating activities	$9,877	$7,853	$25,631	$22,934

(a)          Transaction costs associated with capital raising activities are not considered reductions to Distributable Cash Flow under the terms of our partnership agreement.

(b)         Distributable cash flow is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”).  With the exception of sustaining capital expenditures, the amounts included in the calculation of distributable cash flow are computed in accordance with GAAP.  Sustaining capital expenditures include only those capital expenditures that do not increase the capacity of an asset or generate additional revenues or cash flows from operations.  A reconciliation of distributable cash flow to net cash provided by operating activities, our most directly comparable GAAP financial measure, is provided above.  We believe that investors benefit from having access to the same financial measure being utilized by management.  Distributable cash flow is a significant metric used by our management to compare cash flows generated by the Partnership to the cash distributions we make to our partners.  Using this metric, management can compute the coverage ratio of these cash flows to cash distributions.  This is an important financial measure of our limited partners (including public unitholders) because it is an indicator of our success in providing a cash return on their investment.  Specifically, this financial measure shows investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distributions paid to partners.  Lastly, distributable cash flow is the quantitative standard used throughout the investment community with respect to publicly-traded energy limited partnerships.